UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 24, 2022

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway Suite 2500 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amendment of Certificate of Incorporation

On May 25, 2022, Marker Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors and stockholders previously approved the Certificate, which increases the authorized shares of common stock of the Company from 150,000,000 shares to 300,000,000 shares. The Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders considered seven proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2022. Of the 83,078,675 shares outstanding as of the record date, 57,295,876 shares, or 68.97%, were present virtually or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of seven nominees to serve as directors until the 2023 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
David Eansor	30,753,440	2,083,729
Steven Elms	30,965,719	1,871,450
Peter Hoang	30,759,510	2,077,659
David Laskow-Pooley	31,082,497	1,754,672
John Wilson	29,558,131	3,279,038
Juan Vera	31,165,066	1,672,103
Katharine Knobil	31,146,424	1,690,745

Broker Non-Votes: 24,458,707.

All nominees were elected.

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Advisory approval of named executive officer compensation	28,164,404	4,400,809	271,957

Broker Non-Votes: 24,458,706.

Proposal No. 3: Amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment of Certificate of Incorporation	48,008,847	8,680,304	606,723

Broker Non-Votes: 0.

Proposal No. 4: Approval to adopt a series of alternate amendments to the Company’s Certificate of Incorporation to effect a reverse stock split where the board of directors will have the discretion to select the reverse stock split ratio from within a range between and including one-for three (1:3) and one-for-twelve (1:12). The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment approval for reverse stock split	48,899,833	7,846,346	549,695

Broker Non-Votes: 0.

Proposal No. 5: Approval to adopt a series of alternate amendments to the Company’s Certificate of Incorporation to effect an authorized shares reduction, with the specific number of authorized shares determined by a formula that is based on the ratio utilized for a reverse stock split. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment to effectuate an authorized shares reduction	49,446,472	6,871,753	977,646

Broker Non-Votes: 0.

Proposal No. 6: Amendment of the Marker Therapeutics, Inc. 2020 Equity Incentive Plan (the “2020 Plan”), to, among other things, increase the number of shares of common stock authorized for issuance under the 2020 Plan by 8,500,000 shares. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Amendment to the 2020 Equity Inventive Plan	27,591,624	4,896,423	349,123

Broker Non-Votes: 24,458,706.

Proposal No. 7: Ratification of the selection of Marcum LLP as independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of Marcum LLP	52,918,715	3,807,322	569,839

Broker Non-Votes: 0.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Marker Therapeutics, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: May 27, 2022	By:	/s/ Anthony Kim
Anthony Kim
Chief Financial Officer